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                                                               EXHIBIT 10.58

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        ALL SECTIONS MARKED WITH TWO ASTERISKS (**) REFLECT PORTIONS WHICH
HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE HARVEY ENTERTAINMENT COMPANY AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.
___________________________________________________________________________



                        THE HARVEY ENTERTAINMENT COMPANY
                       CASPER LIVE ACTION DIRECT-TO-VIDEO


        1. FIXED COMPENSATION/LICENSE FEE: $ ** as a non-refundable advance against Harvey's "net receipts" participation. $ ** payable upon execution of this deal memo and $ ** payable no later than June 1, 1998. For purposes of recoupment, such advance will bear interest at the rate of prime ** percent (**).

        2.   DISTRIBUTION FEES:

             (a). Home Video: **% of gross receipts after the deduction of promotional allowances.

             (b).  Television, Non Theatrical and Airlines: **%

        3. FINANCING: Saban will commit to a Saban prepared and Harvey approved direct cost budget that will not exceed $ ** inclusive of contingencies (but excluding any production/overhead fee to Saban). Any production overages will be the responsibility of the Saban.

             Production costs will be fully recoupable with interest at prime ** percent (**) ("Interest").

        4. MARKETING COMMITMENT: Saban will agree to a worldwide pre-approved marketing budget of $ **.

        5. HARVEY'S NET RECEIPT PARTICIPATION: **% of net receipts attributable to the exploitation of the Picture.

             "Net receipts" shall be defined as the gross receipts received by Saban and its video distributors from the exploitation of the Picture, less the continuing deduction of the following items, in the following order:

             (i) all third party out-of-pocket costs and charges incurred by Saban and its distributors in connection with the distribution, license, exhibition, manufacturing, marketing and/or exploitation of the picture in all media (such costs shall not include expenditures by promotional partners); it being understood that with respect to television, non theatrical and airlines, distribution costs shall not exceed ** of the gross receipts received by Saban for such media (excluding dubbing and residuals) and (ii) production costs plus Interest.

             The definition of gross receipts (which shall include home video at ** of Saban's and the video distributors' receipts in lieu of a royalty rate and a deduction for a reserve for returns) shall be the same for Harvey as defined in the agreement between Saban and the video distributor, but in no event less favorable than as set forth in the Saban/Fox video distribution agreement for the first "Casper" direct to video picture.

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___________________________________________________________________________

        ALL SECTIONS MARKED WITH TWO ASTERISKS (**) REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE HARVEY ENTERTAINMENT COMPANY AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.
___________________________________________________________________________


        6. PICTURE ("PICTURE"): One (1) Casper live action feature length film starring Casper and the Ghostly Trio and also featuring Wendy, the Good Witch and the Witch Sisters to be initially released in the home video market to be no less than ** (**) minutes (excluding main and end titles) and no greater than ** (**) minutes in running time.

        7. DELAY PAYMENT: In the event (a) Saban delays the release of the Picture (subject to force majeure [which definition of force majeure shall not include any third party claims against Saban other than those claims arising out of a breach of Harvey's representations and warranties under 24(B) below] or Harvey's failure to timely exercise its approval rights under paragraph 12 below in accordance with the schedule attached hereto) beyond the release date of the fourth quarter of ** or (b) if the Picture is not distributed in home video by Twentieth Century Fox as required by paragraph 13 below, then for the first year of delayed release Saban will pay Harvey ** ; for the second year of delayed release an additional $ **; for the third year of delayed release an additional $ **. All amounts shall be paid within ** (**) business days of ** of the applicable year. The foregoing sums are in addition to any other monies payable to Harvey hereunder.

        8.   TERRITORY:  The Universe.

        9.   DISTRIBUTION TERM/PRECLUSION PERIOD:

             (a) The distribution term ("Distribution Term") for the respective Picture shall commence upon the earlier of ** or the initial United States home video street date release of the Picture, and shall continue for a period of ** (**) years thereafter. If Universal exercises its right to a TTP as defined under subparagraph (b) below, then the Distribution Term shall be extended for ** (**) months for each TTP, but in no event shall the Distribution Term be longer than ** (**) years ** (**) months from the initial United States home video street date release of the Picture. At the expiration of the Distribution Term, all distribution rights shall revert to Harvey, subject to Paragraph 10.

             (b) During a Theatrical Preclusion Period, as defined below, Saban's distribution, marketing and promotional activities regarding the Picture shall be subject to the restrictions described below.

                  (i) THEATRICAL PRECLUSION PERIOD ("TPP") shall mean, for activities in the U.S. and Canada and their respective possession ("Domestic Territory"), a period commencing on ** of the year of proposed initial release of an applicable Casper Picture and continuing through ** of the following year; and for outside the Domestic Territory ("Foreign Territory") activities from ** of the year of proposed initial release of the applicable Casper Picture and continuing through ** of the following year. A Casper Picture is a new feature picture to be released in at least ** theaters in the Domestic Territory by Universal in which




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____________________________________________________________________________

        ALL SECTIONS MARKED WITH TWO ASTERISKS (**) REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE HARVEY ENTERTAINMENT COMPANY AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.
____________________________________________________________________________



      the character known as "Casper" is the most prominently featured character and/or which contains the name "Casper" (as a reference to such character) in the title of such picture.

                  (ii) NOTICE: A TPP shall apply to any proposed Casper Picture, for which Harvey has received written notice from Universal by ** of the year preceding the year the Casper Picture in question is anticipated to be released ("Initial Notice") that certain development criteria have been met and an additional written notice from Universal by ** of the year preceding the year the Casper Picture in question is anticipated to be released stating Universal's intent to product the Casper Picture ("Final Notice"). Harvey shall notify Saban within ** (**) business days of its receipt of each of the Initial Notice and Final Notice. For example, if Universal gave Harvey an Initial Notice on or before ** and a final Notice on or before ** then the corresponding TPP would run in the Domestic Territory from ** through ** and from ** to ** in the Foreign Territory.

                  (iii) RESTRICTIONS: During a TTP Saban shall not directly or indirectly (i) exploit, exhibit or re-release the Picture in Home Video;
      (ii) theatrically release, exhibit or re-release the Picture, (iii) solicit or fulfill orders for, or manufacture or ship, or cause to be manufactured or shipped, any home video device that includes all or any portion of the Picture, or (iv) otherwise promote, market, advertise or distribute the Picture. Nor may Saban exercise its rights during a TPP in a manner to intentionally frustrate the purpose of the TPP and Universal's rights with respect to the TPP.

                  Notwithstanding the restrictions in the immediately preceding paragraph above, Saban may:

                        (A) solicit or fulfill orders for, or manufacture or
                  ship or cause to be manufactured or shipped any home video product initially released prior to the TPP; but such solicitation, fulfillment, manufacture or shipment shall not occur with respect to any country in which less than ** (**) months shall have passed since the initial street release date in such country of the home video product that contains the Casper Picture that is the subject of the TPP in question, and provided further that all such activities shall be generally consistent with either (A) the prior practice of Saban or its video subscribers, or (B) with industry practices generally followed for direct-to-video products where there is no competitive prequel, sequel or related video in the marketplace (including a video of a relate theatrical film);

                        (B) release; other than theatrical release, of the
                  Picture in any medium other than the home video medium; and advertise, market and promote such release, provided that the initial video exploitation occurred prior to the commencement of the TPP in question, and




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___________________________________________________________________________

        ALL SECTIONS MARKED WITH TWO ASTERISKS (**) REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE HARVEY ENTERTAINMENT COMPANY AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.
___________________________________________________________________________



                  provided further that such release, advertising, marketing and promotion in another medium occur in a manner generally consistent with industry practice absent the release of a related theatrical film (e.g., a fourth quarter ** Casper direct-to-video could be broadcast on television during a subsequent TPP);

             It is of the essence of this agreement that Saban comply with the above restrictions during a TPP.

        10. SELL-OFF/PLAY-OFF: Upon expiration of the Distribution Term for the Picture:

             (a). If Saban is in a fully recouped position; Saban shall be entitled to:

                  (i).  HOME VIDEO: A ** (**) month sell-off period.

                  (ii). ALL OTHER MEDIA: A right to play-off existing license agreements in media other than home video which were entered into prior to the expiration of the Distribution Term and extend beyond the expiration of the Distribution Term, subject to Harvey's prior written approval of the term of such licenses, which approval shall not be unreasonably withheld.

             (b). If Saban is in an unrecouped position, the Distribution Term for the Picture shall be extended for an additional ** (**) year period.

        11. RELEASE: Saban shall commit to release the Picture initially in Home Video in accordance with the following schedule:

             (a).(i) Home video street date of fourth quarter ** (i.e., no later than ** ) in the United States.

                 (ii). An initial street date in each major territory (i.e., United Kingdom, Japan, Spain, France, Italy, Germany, Australia and Scandinavia) outside the United States of America no later than ** (**) months thereafter, each subject to Saban's good faith analysis of the prevailing market conditions prior to the release of the Picture to determine whether or not market conditions support such release date or indicate a change to such release date is necessary.

             (b). Saban will have the right to defer the initial U.S. release date, in its discretion beyond ** subject to the provisions of Paragraph 7 above.

        12. PRODUCTION: Saban will be the Producer of the Picture ("Producer"). Producer will perform all of the customary services provided by a Producer, will produce the Picture in accordance with the approved budget and will be fully responsible for the production of the Picture, which shall include hiring of all necessary personnel, obtaining necessary insurance, contracting with applicable guilds, etc.



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___________________________________________________________________________

        ALL SECTIONS MARKED WITH TWO ASTERISKS (**) REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE HARVEY ENTERTAINMENT COMPANY AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.
____________________________________________________________________________




             Harvey shall have the right to approve the character designs, attributes and characterization of the Harvey characters to be included in the Picture only for the purposes of ensuring that the characters are depicted in a manner consistent with the integrity and artistic representation of the characters as they have been depicted heretofore (such approval not to be unreasonably withheld). If such characters are not consistent with the characters as they have been depicted heretofore, Harvey shall have the right of approval over such depiction (such approval not to be unreasonably withheld). Harvey and Saban shall have the right to mutually approve the initial treatment. It is agreed that all approvals herein shall be exercised in a timely way by Harvey so that development/production exigencies may be met by Saban. If Harvey has not exercised said mutual approval(s) in a timely way as required, Saban may proceed. All other key creative and business decisions related to production shall be subject to Saban's and Harvey's mutual approval but in the event of any disagreement, Saban's decision shall control. Key creative and business decisions shall include the script (which in any event must conform to the approved treatment), the director, the writer, special effects, principal cast, development and production schedules, key production crew, form and content of material contracts, all elements of the budget, financing and production cash flow schedules, terms of completion guaranty, screen credits and insurance. Saban will have final cut.

        13. RIGHTS GRANTED: Harvey shall own all right, title and interest, including the copyright in and to the Picture and all elements thereof. Upon condition that Saban, as required by Harvey, enters into a subdistribution agreement with Twentieth Century Fox for Home Video Devices which agreement is subject to the reasonable approval of Harvey, Saban shall have the sole and exclusive right to distribute and exploit the Picture in linear non-interactive form in the following media: (i) all forms of television (pay, pay-per-view, video-on-demand, near-video-on-demand, network, free and basic cable, dbs and syndication); (ii) non-theatrical; (iii) airlines; (iv) all formats and channels of home-video distribution intended for linear viewing, which shall include without limitation, videocassette, laser disc, and digital video disc ("Home Video Devices"). Harvey shall also grant to Saban soundtrack rights in and to the Picture on the same basis as for the ** "Casper" home video. All rights not granted expressly herein are specifically reserved to Harvey.

        14. THIRD PARTY PAYMENT: Producer shall be responsible for any and all costs of the production of the Picture. All payments and any contingent compensation or residual participations due third parties as a result of Saban's (or its home video distributor's or other agent's or subdistributor's) exploitation of the Picture hereunder shall be made by Saban and advanced and recouped as a distribution cost by Saban; it being understood that Saban and Harvey will have the right to approve third party contingent compensation, which approval shall not be unreasonably withheld.

        15. DELIVERY OF PICTURE: Producer shall be fully responsible for delivery all of the technical physical elements and artwork which Saban may require for the manufacturing, packaging and promotion/marketing for the Picture in accordance with Saban's standard delivery specifications or Producer may elect to have Saban perform the services listed above.



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___________________________________________________________________________

        ALL SECTIONS MARKED WITH TWO ASTERISKS (**) REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE HARVEY ENTERTAINMENT COMPANY AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.
____________________________________________________________________________



        16. DISTRIBUTION: Saban will use reasonable efforts to maximize revenues in the distribution of the Picture.

             Saban shall be responsible for all aspects of distribution of the Picture, fulfillment of all orders and inventory maintenance.

             Saban shall establish the release patterns and holdbacks for the Picture, subject to consultation with Harvey.

        17. PRICING: Harvey and Saban shall mutually establish suggested retail and wholesale prices for the Picture; it being understood that Harvey shall have the final decision in the case of disagreement. Harvey and Saban hereby preapprove a suggested retail price point of between $ ** and $ ** for the Picture.

        18. MANUFACTURING: Saban shall arrange for the manufacturing of Home Video Devices at the same rate Saban obtains for Saban pictures based upon comparable running times. Saban shall advance all manufacturing costs as a recoupable distribution expense.

        19. MARKETING AND SALES PLANNING AND EXECUTION: Harvey and Saban shall have the mutual control over marketing plans, tactics, including (but not limited to) packaging, titles, title content, advertising, promotion and pricing, subject to practical or legal restrictions. In the event that there is a disagreement, Saban's decision will be final. Harvey's logo and Saban's logo will be displayed on all packaging, in equal size and prominence. Saban will solicit and process all orders. Saban will handle all returns.

        20. CREDIT AND COLLECTION: Saban will evaluate each account's credit worthiness and apply the same standards to the Picture that it does to all other pictures it distributes. Saban will bear the responsibility for collection.

        21. SALES/SHIPMENTS: Saban will provide Harvey with a weekly report of product sales and returns. If Saban chooses, instead of distributing weekly shipment reports, Saban may install at Harvey's headquarters an on-line terminal to its computer system to provide the same data.

        22. FINANCIAL REPORTING: Accounting statements, which are subject to audit, shall be rendered quarterly and shall conform with the end of each such corresponding accounting period. Statements shall be given ** (**) days after the end of such accounting period and any payments due to Harvey as indicated therein shall accompany such statement. Saban acknowledges that ** (**) days after the end of each quarter, Saban's financial officer will meet with Harvey's financial officer and review the performance of the Picture and will provide guidance on ultimate revenues for the Picture according to G.A.A.P. in order to facilitate Harvey's reporting obligations. All financial records shall be subject to audit every ** (**) months. In the event a discrepancy of greater than ** percent (**%) is found, Saban shall pay audit costs.



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        23.  TRADEMARK COPYRIGHT PROTECTION:

             (A). The Long Form Agreement will contain appropriate language protecting Harvey's trademark and copyrights. This language will include a direct statement that Harvey owns any and all goodwill in and to such trademarks and copyrights and will provide for appropriate Saban actions to protect Harvey's interest in all such trademarks and copyrights.

             (B). Harvey represents and warrants that it owns all rights in and to the Casper characters granted to Saban hereunder, free of any encumbrances or obligations; that the rights granted to Saban hereunder will not infringe or violate the rights of any third party, that the characters are fully protected by trademark, and there exists no claim or litigation relating to the characters or any rights in and to the characters which would affect adversely the rights to be acquired by Saban hereunder. The parties acknowledge that Harvey does not solely own or control any new characters (e.g., Dr. Harvey and Kat) or new elements (e.g., Whipstaff Manor) created originally for the Universal "Casper" motion picture and television series. Notwithstanding the foregoing in the event of a claim by Universal, Saban agrees that its damages will be limited to repayment of the license fee, direct out of pocket costs incurred by Saban in connection with the Picture and Saban's reasonable outside attorneys fees.

        25. LONG FORM AGREEMENT: The parties to this Agreement may enter into a Long Form Agreement incorporating the terms set forth in this agreement and adding other standard terms and conditions customary in home video distribution agreements in the entertainment industry. Notwithstanding the parties' intention to create and execute a Long Form Agreement, upon the execution of this Agreement by both parties herein, this Agreement shall immediately be in full force and effect, and shall be fully binding on and enforceable by both parties to this Agreement. There shall be no assignment of the agreement by Saban without Harvey's prior written consent, which consent shall not be unreasonable withheld. The parties shall mutually approve a press release relating to this transaction.


AGREED TO AND ACCEPTED:


HARVEY ENTERTAINMENT COMPANY

By:  /s/
   -------------------------


SABAN ENTERTAINMENT

By:  /s/
   -------------------------


SABAN INTERNATIONAL N.V.

By:  /s/
   -------------------------




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___________________________________________________________________________

        ALL SECTIONS MARKED WITH TWO ASTERISKS (**) REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE HARVEY ENTERTAINMENT COMPANY AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.
____________________________________________________________________________



                            HARVEY APPROVAL SCHEDULE
                            ------------------------


        1.  Treatment:

            (i).   First draft and/or full rewrite: **

            (ii).  Revised drafts: **

            (iii). Polishes: **


        2.  Screenplay:

            (i).   First draft and/or full rewrite: **

            (ii).  Revised drafts: **

            (iii). Polishes: **


        3.  Budget: **


        4.  Animated Character Designs:

            (i).   Artist rendering (e.g., pencil sketches): **

            (ii).  CGI image: **

            (iii). Each revision to above: **






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